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                                                                       EXHIBIT 1

Board of Directors
3Si Holdings, Inc.

                          INDEPENDENT AUDITORS' REPORT

        We have audited the accompanying consolidated balance sheet of 3Si Holdings, Inc. as of June 30, 2002, and the related consolidated statements of operations, cash flows, and changes in stockholders' (deficit) for the years ended June 30, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentations. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 3Si Holdings, Inc. as of June 30, 2002, and the results of its operations and its cash flows for the years ended June 30, 2002 and 2001, in conformity with accounting principles generally accepted in the United States of America.

        The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. At June 30, 2002, current liabilities exceed current assets by $176,190 and the Company has a deficit in stockholders' equity of $95,275. These factors, discussed at Note O, raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary in the event the Company cannot continue in existence.

s\\Balogh and Tjornehoj, LLP
Balogh and Tjornehoj, LLP

Denver, Colorado

September 19, 2002


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